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                                                                    EXHIBIT 23.6

                   KEITH J. SCHULTE ACCOUNTANCY CORPORATION
                             420 E. Carson Street
                         Long Beach, California 90807
                                 (310)427-6222
                              FAX (310) 395-8066

        Keith J. Schulte, C.P.A.                   Stanley M. Schulte
               President                             Vice President


The Board of Directors
The Loewen Group Inc.


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and S-8, (File Nos. 333-07175 and 333-07033, respectively) of The Loewen Group Inc. of our report dated April 24, 1996, with respect to the financial statements of International Memorial Society, Inc., Palm Springs Mausoleum, Inc. and Security Plus Mini a RV Storage, Inc. as of December 31, 1994, and for the year then ended, which appears as Exhibit No. 99.4, to the Loewen Group Inc. Form 8-K dated May 1, 1996.



                                       KEITH J. SCHULTE ACCOUNTANCY CORPORATIONS

                                       BY: /s/ Keith J. Schulte
                                          --------------------------------------
                                                Certified Public Accountant


Long Beach, California
    July 23, 1996


    Members of The American Institute of Certified Public Accountants. The
              California Society of Certified Public Accountants.